                                                                    Exhibit 24.7

                                POWER OF ATTORNEY

         The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation ("the Corporation"), which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4, or on other appropriate form, for the purpose of registering debt securities previously issued by the Corporation in a private offering, hereby constitutes and appoints Stephen A. Block or Douglas J. Wetmore his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such Registration Statement, and/or post-effective amendment, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and to perform each and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

         IN WITNESS WHEREOF, the undersigned has hereunto set his (her) hand and seal this ___ day of June 2001.



                                         /s/ Carlos A. Lobbosco (L.S.)
                                         ------------------------------
                                            Carlos A. Lobbosco